EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF

A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF

A TRUSTEE PURSUANT TO SECTION 305(b)(2)

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

95-4655078
(State of incorporation if not a national bank)	(I.R.S. employer identification No.)

1999 Avenue of the Stars – Floor 26
Los Angeles, CA	90067
(Address of principal executive offices)	(Zip Code)

Robert M. Macallister

Vice President and Assistant General Counsel

J. P. Morgan Trust Company, National Association

c/o 1 Chase Manhattan Plaza, 25th Floor

New York, New York 10081

Tel: (212) 552-1716

(Name, address and telephone number of agent for service)

Nektar Therapeutics

(Exact name of obligor as specified in its charter)

Delaware	94-3134940
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification No.)

150 Industrial Road
San Carlos, CA	94070
(Address of principal executive offices)	(Zip Code)

Subordinated Debt Securities

(Title of the indenture securities)

Item 1. General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the Obligor is an affiliate of the trustee, describe each such affiliation.

None.

No responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.

Item 16. List of Exhibits.

List below all exhibits filed as part of this statement of eligibility.

Exhibit 1.	Articles of Association of the Trustee as Now in Effect (see Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 2.	Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 3.	Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

Exhibit 4.	Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 5.	Not Applicable

Exhibit 6.	The consent of the Trustee required by Section 321 (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 7.	A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not Applicable

Exhibit 9.	Not Applicable

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SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, and State of Texas, on the 12th day of December, 2005.

J. P. Morgan Trust Company, National Association

By:	/s/ Mary Jane Henson
Mary Jane Henson
Vice President

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Exhibit 7. Report of Condition of the Trustee.

Consolidated Report of Condition of J.P. Morgan Trust Company, N.A.,

(formerly Chase Manhattan Bank and Trust Company, N.A.)

(Legal Title)

Located at	1800 Century Park East, Ste. 400	Los Angeles,	CA	90067
	(Street)	(City)	(State)	(Zip)

as of close of business on September 30, 2005

ASSETS DOLLAR AMOUNTS IN THOUSANDS

J. P. Morgan Trust Company, National Association

Statement of Condition

30-Sep-05

		($000)
Hyperion Accounts to pick up	Assets
1105	Cash and Due From Banks	44,924
1200, 1400	Securities	214,539
1560	Loans and Leases	115,633
1600	Premises and Fixed Assets	7,396
19216	Intangible Assets	356,469
19194	Goodwill	202,094
1800, 19060, 19092, 19200, 19250	Other Assets	43,434

1999	Total Assets	984,489

	Liabilities
2105	Deposits	119,305
2710	Other Liabilities	47,817

2800	Total Liabilities	167,122

	Equity Capital
3100	Common Stock	600
3200	Surplus	701,587
3400, 3620	Retained Earnings	72,537

3520	Total Equity Capital	817,367

3900	Total Liabilities and Equity Capital	984,489

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